                                                                      Exhibit 99

                     [LETTERHEAD OF ARTESYN TECHNOLOGIES]



Company Contacts
----------------
Richard Thompson                                  Richard Leland
Chief Financial Officer                           Director, Investor Relations
(561) 451-1000                                    (561) 451-1028


                 ARTESYN REPORTS FIRST QUARTER FINANCIAL RESULTS

                            ______________________

BOCA RATON, Fla., April 18, 2002 - - Artesyn Technologies, Inc. (Nasdaq NM:
ATSN) today reported financial results for the first quarter ended March 29, 2002. Revenue for the quarter totaled $90.5 million, down from $150.3 million a year ago. The company incurred a loss of $(0.17) per diluted share for the quarter, excluding charges. This compares to a cash loss of $(0.07) per diluted share in 2001. These results were in line with the company's recently issued financial guidance.

Total orders during the quarter were $87.4 million, with a book-to-bill ratio of
0.97. Backlog at the end of the quarter stood at $89.1 million, with approximately $79.5 million of this amount shippable in the second quarter.

"Ongoing weakness in the telecom and wireless sectors of the market unfortunately had a negative impact on our revenue and earnings performance for the quarter," commented Artesyn's President and CEO, Joseph M. O'Donnell. "With continued reductions in anticipated infrastructure spending by the major carriers, conditions in these sectors are not expected to improve in the near term. Although the storage and server segments continue to show stability, our expectations for Artesyn are for only modest sequential improvements over the next three quarters."

"A focus on cash management and aggressive cost control efforts continue to show positive results," O'Donnell continued. "Over $14 million in operating cash flow was generated this quarter. Quarter-end cash balances exceeded $85 million and we anticipate being cash positive on an operating basis for the balance of the year. Given the current market environment, I believe we are taking the appropriate actions to position Artesyn for the eventual pickup in end-market demand."

During the first quarter, the company incurred a pre-tax restructuring charge of $1.0 million related to previously announced restructuring actions and facility consolidations. Including the impact of this charge, the first quarter net loss was $7.4 million, or $(0.19) per diluted share.

Investors will have the opportunity to listen to management's discussion of this release in a conference call to be held on April 18, 2002 at 8:30 a.m. Eastern time either by calling (800) 711-4000 (passcode: O'Donnell) or over the Internet at http://www.artesyn.com. To listen to the live call, please go to the web site
   ----------------------
at least 15 minutes early to register, download and install any necessary audio software. The web cast will be available for replay immediately following the teleconference.

Artesyn Technologies, Inc., headquartered in Boca Raton, Fla, is a leading provider of advanced power conversion equipment and real-time subsystems to the communications industry. With one of the broadest portfolios of power products available, Artesyn offers customers a wide range of high efficiency AC/DC power supplies, as well as advanced DC/DC and Point-of-Load converters for distributed power architectures. Artesyn's line of WAN interfaces, CPU boards, DSP solutions and protocol stacks are also at work in many of today's leading Teledatacom(TM) networks. For more information about Artesyn Technologies and its products, please visit the company's web site at http://www.artesyn.com.
                      ----------------------

This release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. Readers are cautioned that these forward-looking statements may differ materially from actual future events or results. Readers are referred to the documents periodically filed by Artesyn with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Some of these factors include, but are not limited to, integration of operations and technology, market acceptance of existing and new products, dependence on and volatility of foreign sales, the potential for fluctuations in operating results and general technological changes which may render our existing products obsolete. Any forward-looking statement made in this release is made as of the date of this release and Artesyn assumes no obligation to update any such forward-looking statement.

                          Artesyn Technologies, Inc.
                             Financial Highlights
                     (In Thousands Except per Share Data)
                                  (Unaudited)

                                                    Thirteen Weeks Ended
                                            ----------------------------------
                                              March 29,            March 30,
                                                2002                 2001
                                            -------------        -------------

     Orders                                       $87,410             $113,197

     Sales    - Power Conversion                   80,136              121,179
              - Communications Products            10,369               15,921
              - Other                                   -               13,174
                                            -------------       --------------
                   Total                           90,505              150,274

     Operating loss                                (8,158)              (5,336)
     EBITDA                                        (1,577)               2,550

     Diluted Per Share Data
        Cash Loss Excluding Charges*                (0.17)               (0.07)
        Cash Loss*                                  (0.19)               (0.07)
        Net Loss                                    (0.19)               (0.12)
        Weighted shares outstanding                38,333               38,250


* Cash loss represents loss before after-tax goodwill amortization charges. Due to a change in accounting principle, there was no amortization of goodwill in 2002; therefore, cash loss and net loss are the same.

The following table includes items used to reconcile net loss to cash loss per share excluding charges on a per diluted share basis:

                                                    Thirteen Weeks Ended
                                                   ----------------------
                                                    March 29,   March 30,
                                                      2002         2001
                                                   ----------  ----------

       Net Loss                                       $(0.19)     $(0.12)
       After-tax goodwill amortization                   -          0.05
       After-tax restructuring charges                  0.02           -
                                                   ---------   ---------
       Cash loss excluding charges                    $(0.17)     $(0.07)
                                                   =========   =========

                          Artesyn Technologies, Inc.
                     Consolidated Statements of Operations
                     (In Thousands Except per Share Data)
                                  (Unaudited)

                                                          Thirteen Weeks Ended
                                                         ----------------------
                                                          March 29,   March 30,
                                                             2002        2001
                                                         ----------  ---------

Sales                                                      $ 90,505   $150,274
Cost of Sales                                                79,263    125,511
                                                         ----------  ---------
      Gross Profit                                           11,242     24,763
                                                         ----------  ---------

Operating Expenses
   Selling, general and administrative                        9,763     15,929
   Research and development                                   8,588     12,204
   Amortization of goodwill                                       -      1,966
   Restructuring and other charges                            1,049          -
                                                         ----------  ---------
        Total Operating Expenses                             19,400     30,099
                                                         ----------  ---------
Operating Loss                                               (8,158)    (5,336)

Interest Expense, net                                        (1,920)    (1,631)
                                                         ----------  ---------

Loss Before Income taxes                                    (10,078)    (6,967)
Benefit for Income Taxes                                     (2,721)    (2,229)
                                                         ----------  ---------

Net Loss                                                   $ (7,357)  $ (4,738)
                                                         ==========  =========
Loss per Share
   Basic                                                   $  (0.19)  $  (0.12)
                                                         ==========  =========
   Diluted                                                 $  (0.19)  $  (0.12)
                                                         ==========  =========

Common and Common Equivalent Shares Outstanding
     Basic                                                   38,333     38,250
     Diluted                                                 38,333     38,250

                          Artesyn Technologies, Inc.
                Consolidated Statements of Financial Condition
                                (In Thousands)
                                  (Unaudited)

                                                                 March 29,           December 28,
                                                                    2002                 2001
                                                             ---------------       --------------
ASSETS
Current Assets
   Cash and equivalents                                          $    85,782           $    54,083
   Accounts receivable, net                                           61,447                72,580
   Inventories, net                                                   93,608               103,556
   Prepaid expenses and other                                          2,733                 2,690
   Deferred income taxes, net                                         12,854                12,398
                                                             ---------------       ---------------
     Total current assets                                            256,424               245,307
                                                             ---------------       ---------------

Property, Plant & Equipment, Net                                      97,146               103,291
                                                             ---------------       ---------------

Other Assets
   Goodwill, net                                                      64,176                64,573
   Deferred income taxes, net                                         12,369                10,103
   Other assets, net                                                   4,532                 3,209
                                                             ---------------       ---------------
     Total other assets                                               81,077                77,885
                                                             ---------------       ---------------

         Total Assets                                            $   434,647           $   426,483
                                                             ===============       ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Current maturities of long-term debt and capital leases       $        65           $       207
   Accounts payable and accrued liabilities                           87,903                92,324
                                                             ---------------       ---------------
     Total current liabilities                                        87,968                92,531
                                                             ---------------       ---------------

Long-Term Liabilities
   Long-term debt and capital leases                                  69,421               100,399
   Convertible subordinated debt                                      45,695                     -
   Other long-term liabilities                                        14,308                14,308
                                                             ---------------       ---------------
     Total long-term liabilities                                     129,424               114,707
                                                             ---------------       ---------------

         Total liabilities                                           217,392               207,238

Shareholders' Equity                                                 217,255               219,245
                                                             ---------------       ---------------

   Total Liabilities and Shareholders' Equity                    $   434,647           $   426,483
                                                             ===============       ===============

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